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EX-21.1
               SUBSIDIARIES OF REGISTRANT


                                                                    EXHIBIT 21.1


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SUBSIDIARIES OF REGISTRANT                                    STATE/COUNTRY OF
                                                               INCORPORATION

Computer & Communications Information                            New Jersey
  Group, Inc. (dba Datapro Information
  Services)
Computer Consultancy Group, Limited                              United Kingdom
Computer Financial Consultants, Inc.                             Delaware
Computer Financial Consultants, Limited                          United Kingdom
cPulse, LLC                                                      Delaware
Dataquest Australia Pty. Ltd.                                    Australia
Dataquest, Incorporated                                          California
Dataquest (Korea), Inc.                                          Delaware
Decision Drivers, Inc.                                           Delaware
Gartner Group Canada Co.                                         Nova Scotia
G.G. Canada, Inc.                                                Delaware
G.G. Credit, Inc.                                                Delaware
G.G. Global Holdings, Inc.                                       Delaware
G.G. Properties, Ltd.                                            Bermuda
G.G. West Corporation                                            Delaware
Gartner (Cambridge) Holdings, Inc.                               Delaware
Gartner Enterprises, Ltd.                                        Delaware
Gartner Fund I, Inc.                                             Delaware
Gartner Fund II, Inc.                                            Delaware
Gartner Group Advisory (Singapore) PTE ltd                       Singapore
Gartner Group Argentina, S.A                                     Argentina
Gartner Group Austria GmbH                                       Austria
Gartner Group Belgium BVBA                                       Belgium
Gartner Group Chile, S.A                                         Chile
Gartner Group do Brasil, S/C Ltda                                Brazil
Gartner Group Europe Holdings, B.V                               The Netherlands
Gartner Group Financial Services Company                         Ireland
Gartner Group France S.A.R.L                                     France
Gartner Group FSC, Inc.                                          Barbados
Gartner Group, GmbH                                              Germany
Gartner Group Hong Kong, Ltd.                                    Hong Kong
Gartner Group Holdings Ireland, Limited                          Ireland
Gartner Group Ireland, Limited                                   Ireland
Gartner Group Italia, S.r.L                                      Italy
Gartner Group Japan K.K                                          Japan
Gartner Group Learning, Inc.                                     Minnesota
Gartner Group Nederland B.V                                      The Netherlands
Gartner Group Norge A/S                                          Norway
Gartner Group Pacific Pty Ltd.                                   Australia
Gartner Group (Thailand) Ltd.                                    Thailand
Gartner Group Scandinavia ApS                                    Denmark
Gartner Group Sverige AB                                         Sweden
Gartner Group Switzerland AG                                     Switzerland
Gartner Group Taiwan Ltd.                                        Taiwan
Gartner Group UK Ltd.                                            United Kingdom
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SUBSIDIARIES OF REGISTRANT                                    STATE/COUNTRY OF
                                                               INCORPORATION
Griggs-Anderson, Inc.                                            Delaware
IT-radar.com, Inc.                                               Minnesota
National Institute for Management Technology                     Ireland
People3, Inc.                                                    Delaware
SI Venture Associates, L.L.C                                     Delaware
SI Venture Fund II, LP                                           Delaware
TechRepublic Holdings, Inc.                                      Delaware
TechRepublic Inc.                                                Delaware
The IT Management Programme                                      United Kingdom
The Research Board, Inc.                                         Delaware
The Warner Group                                                 California
Vision Events International, Inc.                                Delaware
Wentworth Research Limited                                       United Kingdom
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